State of Delaware
                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "TEKNI-PLEX, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE FIFTEENTH DAY OF MARCH, A.D. 1994, AT 9 O'CLOCK A.M.

     CERTIFICATE OF MERGER, CHANGING ITS NAME FROM "TP ACQUISITION COMPANY, INC." TO "TEKNI-PLEX, INC.", FILED THE EIGHTEENTH DAY OF MARCH, A.D. 1994, AT 9 O'CLOCK A.M.

     RESTATED CERTIFICATE, FILED THE TWENTY-NINTH DAY OF MAY, A.D. 1997, AT 9 O'CLOCK A.M.

     CERTIFICATE OF OWNERSHIP, FILED THE TWELFTH DAY OF AUGUST, A.D. 1997, AT 4:30 O'CLOCK P.M.


                                            /s/ Edward J. Freel
                                            ---------------------------------
                                            Edward J. Freel, Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       of

                          TP ACQUISITION COMPANY, INC.


     THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The name of the corporation is TP ACQUISITION COMPANY, INC. (the "Corporation").

     2. The address of the Corporation's registered office in the State of Delaware is: Three Christina Center, 201 N. Walnut Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Company Corporation.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty Thousand (20,000) shares of common stock, $.01 par value per share (the "Common Stock").

     5. The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are not inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

          (A) The election of officers may be conducted in any manner the By-Laws provide, and need not be by written ballot.

          (B) The board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

     6. The corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     7. The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon stockholders, directors and officers are subject to this reserved power.

     8. The name and mailing address of the sole Incorporator of the Corporation is Susan Fields, c/o Reid & Priest, 40 West 57th Street, New York, New York 10019.

     IN WITNESS WHEREOF, the undersigned, being the sole Incorporator hereinabove named, does hereby certify that the facts hereinabove stated are truly set forth and, accordingly, hereby executes this Certificate of Incorporation this 14th day of March, 1994.



                                                     /s/ Susan Fields
                                                     ---------------------------
                                                     Incorporator

                             CERTIFICATE OF MERGER

                                       OF

                                TEKNI-PLEX INC.
                            (a Delaware Corporation)

                                      INTO

                          TP ACQUISITION COMPANY, INC.
                            (a Delaware Corporation)

                            ***********************

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follow:

         NAME                               STATE OF INCORPORATION
         ----                               ----------------------

         TEKNI-PLEX INC.                           Delaware

         TP ACQUISITION COMPANY, INC.              Delaware

     SECOND: That an Agreement and Plan of Merger between the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is TP ACQUISITION COMPANY, INC. (the "Surviving Corporation"), which pursuant to Article Four in this Certificate of Merger is hereby changed to TEKNI-PLEX, INC.

     FOURTH: That the Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation except that Article One thereof shall be amended in its entirety to read as follows:

     "The name of the corporation is TEKNI-PLEX, INC. (the "Corporation")."

     FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business of the Surviving Corporation is 201 Industrial Parkway, Somerville, NJ 08873.

     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation on request and without cost to any stockholder of any constituent corporation.

     SEVENTH: This Certificate of Merger sha1l be effective on the date of filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be signed by its President and attested by its Assistant Secretary the 18th day of March, 1994.

ATTEST:                              TP ACQUISITION COMPANY, INC.


By:   /s/ Gregory Katz               By:  /s/ F. Patrick Smith
     -------------------------            -------------------------
     Name:  Gregory Katz                  Name:  F. Patrick Smith
     Title: Assistant Secretary           Title: President

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                TEKNI-PLEX, INC.

     TEKNI-PLEX, INC. (hereinafter called the "Corporation"), a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: The present name of the Corporation in TEKNI-PLEX, INC. and, the name under which the Corporation was originally incorporated is TP ACQUISITION COMPANY, INC., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is March 15, 1994.

     SECOND: The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented are hereby restated in their entirety and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of TEKNI-PLEX, INC. without any further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     THIRD: The restatement in its entirety of the certificate of incorporation herein certified has been duly adopted by the board of directors of the Corporation in accordance with the provisions of Sections 141 and 245 of the General Corporation Law of the State of Delaware.

     FOURTH: The certificate of incorporation of the Corporation, as restated in its entirety herein, shall henceforth read as follows:


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                TEKNI-PLEX, INC.

     1. The name of the Corporation is TEKNI-PLEX, INC. (the "Corporation").

     2. The address of the Corporation's registered office in the State of Delaware is: 1313 N. Market Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Company Corporation.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty Thousand (20,000) shares of common stock, $.01 par value per share (the "Common Stock").

     5. The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are not inserted for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

          (A) The election of officers may be conducted in any manner the By-Laws provide, and need not be by written ballot.

          (B) The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

     6. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     7. The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights herein conferred upon stockholders, directors and officers are subject to this reserved power.

Executed on this 20th day of May, 1997


                                           /s/ Dr. F. Patrick Smith
                                           ------------------------------------
                                           Name:  Dr. F. Patrick Smith
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                             DOLCO PACKAGING CORP.

                                      INTO

                                TEKNI-PLEX, INC.

                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware


     TEKNI-PLEX, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY

     FIRST: That the Corporation was incorporated on the 15th day of March, 1994, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of common stock of DOLCO PACKAGING CORP., a corporation originally incorporated on the 21st day of November 1966, pursuant to the General Corporation Law of the State of Delaware (the "Subsidiary").

     THIRD: That the Board of Directors of the Corporation, by resolutions duly adopted at a meeting held on August 7, 1997, and attached hereto as Exhibit A, determined to merge the Subsidiary with and into the Corporation.

     FOURTH: That the Corporation is to be the surviving corporation of the merger (the "Surviving Corporation").

     FIFTH: That the Certificate of Incorporation and the Bylaws of the Corporation shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman and Chief Executive Officer and attested by its Secretary, this 7th day of August, 1997.



                               TEKNI-PLEX, INC.


                               By  /s/ F. Patrick Smith
                                   ---------------------------------
                                   Name: F. Patrick Smith
                                   Title: Chairman and Chief Executive Officer


ATTEST


By /s/ Arthur P Witt
------------------------------
Name: Arthur P Witt
Title: Secretary

                                                                       Exhibit A


     RESOLVED, that the Company shall merge (the "Merger") with Dolco Packaging Corp., with the Corporation being the surviving corporation of the Merger (the "Surviving Corporation"), as contemplated by the Certificate of Ownership and Merger of the Corporation (the "Certificate of Merger"); and be it further

     RESOLVED, that any executive officer of the Company be, and each of them hereby is, authorized to execute, deliver and file on behalf of the Company the Certificate of Merger, in such form and with such modifications and supplements thereto as any executive officer of the Company may approve, together with all other agreements, certificates, instruments and other documents related thereto as may be necessary or desirable to effect the Merger; and be it further

     RESOLVED, that the acts and deeds heretofore done by any director or officer of the Company for or on behalf of the Company in entering into, executing, delivering and attesting to the Certificate of Merger and all other agreements, certificates, instruments and other documents related thereto be, and hereby are, in all respects ratified, confirmed and approved.

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                                TEKNI-PLEX, INC.

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

                                     ******

     TEKNI-PLEX, INC., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: The present name of the Corporation is TEKNI-PLEX, INC. The name under which the Corporation was originally incorporated is TP ACQUISITION COMPANY, INC., and the date of filing of the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is March, 15, 1994.

     SECOND: Article 4 of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

          4. (a) The total number of shares of stock that the Corporation shall have authority to issue is Twenty Thousand (20,000) shares of common stock, $.01 par value per share (the "Common Stock")

          (b) In connection with any sale, assignment, transfer or other disposition (each a "Transfer") of the Common Stock to Tekni-Plex Partners LLC ("TPP LLC") made on the date of the Effective Time (as defined in the Recapitalization Agreement) in connection with the transactions contemplated by the Recapitalization Agreement dated as of April 12, 2000, among the Corporation, TPP LLC, MST/TP Partners L.P., MST/TP Holding, Inc., MST Partners, L.P., MST Offshore Partners C.V., MST Management, L.P., MST Offshore Management N.V., Weston Presidio Offshore Capital C.V., Weston Presidio Capital III L.P., WPC Entrepreneur Fund L.P., SBIC Partners L.P., J.P. Morgan Capital Corporation, Tekni-Plex Management LLC and other investors (the "Recapitalization Agreement"), TPP LLC, as transferee of such Common Stock, shall have no right to vote such Common Stock so transferred.

     THIRD: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, TEKNI-PLEX, INC. has caused this Certificate to be duly executed in its corporate name this 20th day of June, 2000.

                                TEKNI-PLEX, INC.


                                By:  _________________________
                                     Name: Dr. F. Patrick Smith
                                     Title: Chairman and Chief Executive Officer